Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

SIBO HOLDING LIMITED

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, $0.00002 par value	(1)	457(o)	4,312,500	$4.00	$17,250,000.00	0.0001381	$2,382.23

Total Offering Amounts:							$17,250,000.00		2,382.23
Total Fees Previously Paid:									0.00
Total Fee Offsets:									1,056.39
Net Fee Due:									$1,325.84

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Includes Class A Ordinary Shares that may be purchased by the underwriters pursuant to their over-allotment option.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional Class A Ordinary Shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	SIBO HOLDING Ltd	(1)	F-1	333-289242	08/05/2025		$1,056.39	Equity	Class A Ordinary Shares, $0.00002 par value	1,725,000	$6,900,000.00	$
Fee Offset Sources	SIBO HOLDING Ltd		F-1	333-289242		08/05/2025							1,056.39

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	We previously registered $6,900,000 of Class A Ordinary Shares by means of Registration Statement on Form F-1 (File No. 333-289242), as amended, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 5, 2025 and declared effective by the SEC on September 30, 2025 (“Prior Registration Statement”), and the Prior Registration Statement was withdrawn on January 14, 2026. In connection with the filing of the Prior Registration Statement, we made a contemporaneous fee payment in the amount of $1,056.39. No securities have been sold by us under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $1,056.39, the amount of the fee attributable to our unsold securities pursuant to the Prior Registration Statement, is available to offset against the current registration fee for this offering.